Exhibit 10.1

AKESIS PHARMACEUTICALS, INC.

STAND-ALONE STOCK OPTION AGREEMENT

I.	NOTICE OF STOCK OPTION GRANT

Name:	Carl LeBel, Ph.D.

Address:	______________________________
______________________________

You have been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement, as follows:

Date of Grant	June 26, 2008

Vesting Commencement Date	June 26, 2008

Exercise Price per Share	$0.68

Total Number of Shares Granted	375,000

Total Exercise Price	$255,000

Term/Expiration Date:	June 26, 2018

Vesting Schedule:

This Option will vest and may be exercised, in whole or in part, in accordance with the following schedule:

1/36th of the Shares subject to the Option shall vest each month following the Vesting Commencement Date, so that the Option will be fully vested three (3) years from the Vesting Commencement Date, subject to the Optionee continuing to be a Service Provider on such dates.

Notwithstanding the foregoing, 100% of the Shares subject to this Option will fully vest and become exercisable upon a Change of Control. For purposes herein, “Change of Control” means the occurrence of any of the following events: (i) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Change of Control hereunder); or (iii) the consummation of the sale or disposition by the Company for aggregate gross proceeds to the Company of no less than $50,000,000 of (a) one of the two issued RX patents held by the Company as of the date hereof, or (b) the pending RX patent held by the Company as of the date hereof, as approved by the Company’s board of directors.

Termination Period:

Subject to the provisions of Section 10(c) of the Agreement, this Option may be exercised for three (3) months after Optionee ceases to be a Service Provider in accordance with Section 7 of this Agreement. Upon the death or Disability of the Optionee, this Option may be exercised for one (1) year after the Optionee ceases to be a Service Provider in accordance with Sections 8 and 9 of this Agreement. In no event will this Option be exercised later than the Term/Expiration Date provided above.

II.	AGREEMENT

1. Definitions. As used herein, the following definitions will apply:

(a) “Agreement” means this stock option agreement between the Company and Optionee evidencing the terms and conditions of this Option.

(b) “Applicable Laws” means the requirements relating to the administration of stock options under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Option.

(c) “Board” means the Board of Directors of the Company or any committee of the Board that has been designated by the Board to administer this Agreement.

(d) “Change of Control” means the occurrence of any of the following events:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(2) the approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

(3) the approval by stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means Akesis Pharmaceuticals, Inc., a Nevada corporation.

(h) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(i) “Director” means a member of the Board.

(j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee will not cease to be such in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

(3) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Board.

(n) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o) “Notice of Grant” means a written notice, in Part I of this Agreement, evidencing certain terms and conditions of this Option grant. The Notice of Grant is part of the Option Agreement.

(p) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q) “Option” means this stock option.

(r) “Optioned Stock” means the Common Stock subject to this Option.

(s) “Optionee” means the person named in the Notice of Stock Option Grant or such person’s successor.

(t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Service Provider” means an Employee, Director or Consultant.

(v) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of this Agreement.

(w) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(t) of the Code.

2. Grant of Option. The Board hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement the Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of this Agreement.

3. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice will be completed by the Optionee and delivered to the Human Resources Specialist of the Company or such other person as the Company may designate. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

(c) Legal Compliance. No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

4. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash or check; or

(b) with the Board’s consent, consideration received by the Company under a cashless exercise program implemented by the Company.

5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Agreement will be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

7. Termination of Relationship as a Service Provider. If the Optionee ceases to be a Service Provider (other than for death or Disability), this Option may be exercised for a period of three (3) months after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that the Optionee does not exercise this Option within the time specified herein, the Option will terminate.

8. Disability of Optionee. If the Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, this Option may be exercised for a period of twelve (12) months after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that Optionee does not exercise this Option within the time specified herein, the Option will terminate.

9. Death of Optionee. If the Optionee dies while a Service Provider, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of this Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the option will terminate.

10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Option, may (in its sole discretion) adjust the number, class, and Exercise Price of Shares covered by this Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board will notify Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed

(c) Change of Control. In the event of a Change of Control, the Option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee will fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If the Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Board will notify the Optionee in writing or electronically that the Option will be fully exercisable for a period of time determined by the Board, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option will be considered assumed if, following the Change of Control, the option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

11. Notices. Any notice to be given to the Company hereunder will be in writing and will be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section. Any notice to be given to the Optionee hereunder will be addressed to the Optionee at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice will be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

12. Withholding Taxes. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

13. Entire Agreement: Governing Law. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

14. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

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By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	AKESIS PHARMACEUTICALS, INC.

/s/ Carl LeBel, Ph.D.	/s/ Jay Lichter, Ph.D.
Signature	By

Carl LeBel, Ph.D.	Jay Lichter, Ph.D.
Print Name	Name

Chairman and CEO
Title
Residence Address

EXHIBIT A

AKESIS PHARMACEUTICALS, INC.

EXERCISE NOTICE

Akesis Pharmaceuticals, Inc.

888 Prospect Street, Suite 320

La Jolla, California 92037

Attention: President

1. Exercise of Option. Effective as of today,             , 20__, the undersigned (“Purchaser”) hereby elects to purchase              shares (the “Shares”) of the Common Stock of Akesis Pharmaceuticals, Inc. (the “Company”) under the option (the “Option”) represented by the Stock Option Agreement dated              (the “Option Agreement”).

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares together with any required withholding taxes to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 11 of the Option Agreement.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice will be binding upon the Purchaser and his or her heirs, executors, administrators, successors and assigns.

7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice will be submitted by the Purchaser or by the Company forthwith to the Board, which will review such dispute at its next regular meeting. The resolution of such a dispute by the Board will be final and binding on all parties.

8. Entire Agreement: Governing Law. The Option Agreement is incorporated herein by reference together with any documents incorporated by reference therein. This Agreement, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

OPTIONEE	AKESIS PHARMACEUTICALS, INC.

Signature	By

Print Name	Title

Address
888 Prospect Street, Suite 320
Address	La Jolla, California 92037

Date Received: ___________________________________